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                                                                EXHIBIT 99.16(d)
Balanced Fund for Investment and Retirement  - Class D
        10/21/94 - 12/31/94

                                                   Since            Since
                                                   Inception        Inception
                                                   Avg  Annual      Total
                                                   Return           Return*
                                                   -----------      ----------

Initial Investment                                  $1,000.00        $1,000.00

Dividend by Initial Maximum OFfering Price              12.31
                                                        -----

Dividend by Net Asset Value                                              11.66
                                                                         -----

Equals Shares Purchased                                 81.26            85.76

Plus Shares Acquired through
Dividend Reinvestment                                    9.19             9.70
                                                         ----             ----

Equals Shares Held at 12/31/94                          90.45            95.46

Multiplied by NEtr Asset Value at 12/31/94              10.18            10.18
                                                        -----            -----

Equals Ending Redeemable Value at
$1000 Investment (ERV) at 12/31/94                    $920.79          $971.81

Divided by 1,000 (p)                                   0.9208           0.9718

Subtract 1                                            -0.0792          -0.0282

Expressed as a percentage equals the
aggregate Total Return for the Period (T)              -7.92%
                                                       ======

Expressed as a percentage  equals the
aggregate Total Return for the period                                   -2.82%
                                                                        ======

ERV divided by P                                       0.9208

Raise to the power of                                  5.1408

Equals                                                 0.6543

Subtract 1                                            -0.3457

Expressed as a percentage equals the
average annualized total return                       -34.57%
                                                      =======

* Does not include sales charge for the period